Exhibit (d)-(12)

Executed Version

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of July 30, 2026, by the undersigned (the “Joining Party”) in accordance with the Support Agreement, dated as of May 12, 2026, by and among HoldCo, the Supporting Shareholders and the Management Party thereto, as the same may be amended from time to time (the “Support Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and a “Supporting Shareholder”, “Rollover Shareholder” and/or “Management Party”, as applicable, under the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Supporting Shareholder and/or Management Party as if it had executed the Support Agreement.

The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement. The Joining Party’s Owned Securities, Rollover Securities and HoldCo Shares are set forth on Annex I hereto, and Schedule A, Schedule B to the Support Agreement shall be deemed amended to include the information set forth on Annex I hereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first written above.

JOINING PARTY Mirae Asset General Partners in its capacity as the general partner, acting for and on behalf of Mirae Asset New Economy Fund L.P.

By:	/s/ Byung Ha KIM
Name:	Byung Ha KIM
Title:	Director

Signature Page to Joinder Agreement

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first written above.

Acknowledged and agreed: AutumnX Holdings Limited (on behalf of itself and as representative of the other Parties)

By:	/s/ LIN Ning David
Name:	LIN Ning David
Title:	Authorized Signatory

Signature Page to Joinder Agreement